As Filed with the Securities and Exchange Commission on
June 28, 2010
Registration No. 333-74014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

Post-Effective Amendment Number 13 to
Form S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
_______________

Campbell Alternative Asset Trust
(Exact name of registrant as specified in its charter)

Delaware	6799	52-2238521
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer Identification
	Classification Number)	Number)

c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(410) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_______________

Thomas P. Lloyd
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(410) 413-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael J. Schmidtberger
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5458
_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

Pursuant to Item 512(a)(3) of Regulation S-K, all registered but unsold Units of Beneficial Interest of Campbell Alternative Asset Trust registered under SEC File No. 333-74014 are hereby deregistered under the Securities Act of 1933 effective as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore in the State of Maryland on the 28th day of June, 2010.

CAMPBELL ALTERNATIVE ASSET TRUST

By: Campbell & Company, Inc.
Managing Owner

By: /s/ THERESA D. BECKS
Theresa D. Becks
Chief Executive Officer (Principal Executive Officer)

By: /s/ GREGORY T. DONOVAN
Gregory T. Donovan
Chief Financial Officer (Principal Financial Officer)